UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2006

ChoicePoint Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-13069	58-2309650
(State of Incorporation)	Commission File Number	(IRS employer identification no.)

1000 Alderman Drive Alpharetta, Georgia	30005
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (770) 752-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 23, 2006, ChoicePoint Inc. (the “Company”) approved: (i) forms of Stock Option Agreements; (ii) a form of Restricted Stock Agreement; (iii) a form of Share Equivalent Unit Agreement; and (iv) a form of Deferred Shares Agreement. These forms will be used to evidence grants of awards made under the ChoicePoint Inc. 2006 Omnibus Incentive Plan (the “2006 Plan”). The full text of each form of award agreement is attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and is incorporated herein by reference. The foregoing summary is qualified in its entirety by, and should be read in conjunction with, such exhibits.

The Company has also approved the 2006 performance measures for the vesting of those stock options granted under the 2006 Plan that base vesting on the achievement of performance measures. Such vesting is based on either the market value of the Company’s common stock or the Company’s operating income during a three year performance period, as measured against certain targets.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Forms of Stock Option Agreements under the 2006 Plan.

10.2	Form of Restricted Stock Agreement under the 2006 Plan.

10.3	Form of Share Equivalent Unit Agreement under the 2006 Plan.

10.4	Form of Deferred Shares Agreement under the 2006 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2006	CHOICEPOINT INC.

	By:	/s/ David E. Trine
David E. Trine
Chief Financial Officer (Principal Financial Officer)